SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 10, 2011

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOME PROPERTIES, INC.

CURRENT REPORT
ON FORM 8-K

Item 1.01                 Entry into a Material Definitive Agreement.

On February 10, 2011, Home Properties, L.P. (the “Operating Partnership”) entered into an amendment (the “Amendment”) to its $175,000,000 Credit Agreement, dated September 1, 2009 (the “Credit Agreement”).  The lenders under the Credit Agreement, as amended, are Manufacturers and Traders Trust Company, U.S. Bank National Association, RBS Citizens, N.A., d/b/a/ Charter One, Chevy Chase Bank, a division of Capital One Bank, N.A., PNC Bank National Association, First Niagara Bank, JPMorgan Chase Bank, N.A. and Tristate Capital Bank.  Manufacturers and Traders Trust Company will continue to act as Administrative Agent. The line of credit was extended by one year to mature on August 31, 2012.  Upon the satisfaction of certain conditions, the Operating Partnership has the right to extend the line of credit for one additional year.  The Amendment eliminates a LIBOR floor of 1.5%, modifies the pricing grid to reduce the spread over LIBOR, and lowers the unused facility fee and the cap rate used for asset valuation purposes.  Repayment of advances on the line of credit continues to be guaranteed by Home Properties, Inc. (the “Company”) and certain of the Operating Partnership’s subsidiaries.  The Credit Agreement, as amended, contains various affirmative and negative covenants with respect to the Company, the Operating Partnership and their subsidiaries, including the requirement that the Company maintain certain financial ratios and measurements.  Advances under the credit facility are available for refinancing existing indebtedness, working capital and general corporate purposes.  The foregoing description of the Credit Agreement, guarantees and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Guaranty, which were filed previously and to the Amendment, which is filed as Exhibit 10.1 hereto, all of which are incorporated herein by reference.

Item 2.03                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Josh E. Fidler has notified the Company that he will not stand for re-election to the Board of Directors (the “Board”) at the Company’s 2011 Shareholders Meeting (the “2011 Shareholders Meeting”) because of other responsibilities.  In addition, Nelson B. Leenhouts, Norman Leenhouts and Paul L. Smith will not stand for re-election to the Board at the 2011 Shareholders Meeting because they have reached the Company’s mandatory Board retirement age.  Each of Josh Fidler, Nelson Leenhouts, Norman Leenhouts and Paul Smith will complete his current term as a director of the Company, which continues until the 2011 Shareholders Meeting.

The Company’s Board approved the adoption of an Amended and Restated Executive Retention Plan (the “Revised Plan”).  The predecessor Executive Retention Plan (the “Original Plan”) was adopted in 1999.  Both the Original Plan and the Revised Plan provide for severance benefits to the Company’s officers, including its executive officers, and certain employees upon termination of employment following a change in control.  The Revised Plan eliminates the excise tax gross-up payment to certain executives and the rights of those executives to terminate employment for any reason during a 30-day window following the one-year anniversary of the change in control.  The Revised Plan is effective immediately.

Item 8.01                 Other Events.

The Company’s Board approved the adoption of Executive Stock Ownership Guidelines (the “Guidelines”).  The Guidelines require the Company’s executive officers to acquire and retain certain levels of equity ownership in the Company.  The executive officers have three years from the adoption of the Guidelines to achieve compliance.

Item 9.01                 Financial Statements and Exhibits.

Exhibit 10.1                      First Amendment to Credit Agreement

Exhibit 10.2                      Amended and Restated Executive Retention Plan

Exhibit 99.1                      Executive Stock Ownership Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:        February 16, 2011

By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer

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